Exhibit (h)(1)(xii)

AMENDMENT NO. 10

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 10 to the Mutual Funds Service Agreement dated as of [May 1, 2009], between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company (“AXA Equitable”), a New York corporation (“AXA Equitable” or “Administrator”) (“Amendment No. 10”).

The Trust and AXA Equitable agree to modify and amend the Mutual Funds Service Agreement, dated as of May 1, 2000, as amended by previous Amendment Nos. 1 through 9 (“Agreement”), as follows:

1.	New Portfolios: AXA Equitable and the Trust have determined to add EQ/American Funds Core Asset Allocation Portfolio, EQ/American Funds Global Asset Allocation Portfolio, EQ/American Funds Core Growth Asset Allocation Portfolio, EQ/American Funds Asset Allocation Portfolio, EQ/American Funds Blue Chip Income & Growth Portfolio, EQ/American Funds Global Discovery Portfolio, EQ/American Funds Global Growth & Income Portfolio, EQ/American Funds Global Growth Portfolio, EQ/American Funds Growth Portfolio, EQ/American Funds Government/AAA Securities Portfolio, EQ/American Funds Growth-Income Portfolio, EQ/American Funds International Portfolio, EQ/Large Cap Tactical Manager Portfolio, EQ/Mid Cap Tactical Manager Portfolio, EQ/Small Cap Tactical Manager Portfolio, EQ/International Tactical Manager Portfolio, AXA Conservative Strategy Portfolio, AXA Conservative Growth Strategy Portfolio, AXA Balanced Strategy Portfolio, AXA Moderate Growth Strategy Portfolio and AXA Growth Strategy Portfolio to the Agreement.

2.	Name Changes: The names of the EQ/PIMCO Real Return Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Van Kampen Emerging Markets Portfolio, EQ/Marsico Focus Portfolio, EQ/Evergreen International Portfolio, EQ/AllianceBernstein Large Cap Growth Portfolio, EQ/Legg Mason Value Equity Portfolio, EQ/FI Mid Cap Portfolio, EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio and EQ/JPMorgan Core Bond Portfolio will change to the EQ/PIMCO Ultra Short Bond Portfolio, EQ/AXA Franklin Small Cap Value Core Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/Global Multi-Sector Equity Portfolio, EQ/Focus PLUS Portfolio, EQ/Global Bond PLUS Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Mid Cap Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Large Cap Value PLUS Portfolio, EQ/Intermediate Government Bond Index Portfolio and EQ/Core Bond Index Portfolio, respectively.

3.	Schedule A. Schedule A to the Agreement, which sets forth the compensation to be paid by the Trust to AXA Equitable for services rendered pursuant to the Agreement, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 10

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

All Portfolios (except as noted below)

0.12% of the first $3 billion;

0.11% of the next $3 billion;

0.105% of the next $4 billion;

0.10% of the next $20 billion; and

0.0975% thereafter, (based on average daily net assets) plus $30,000 per portfolio.

All Asset Allocation Portfolio	0.15% of the average daily net assets plus $35,000.

[EQ/AXA Franklin Templeton Founding Strategy Core Portfolio]

[EQ/AXA Franklin Income Core Portfolio]

[EQ/AXA Mutual Shares Core Portfolio]

[EQ/AXA Templeton Growth Core Portfolio]

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/Global Multi-Sector Equity Portfolio

0.15% of the average daily net assets plus $35,000.

EQ/International Core PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Large Cap Value PLUS Portfolio

[EQ/Focus PLUS Portfolio]

[EQ/Global Bond PLUS Portfolio]

(collectively, the “PLUS Portfolios”)

0.15% of each PLUS Portfolio’s average daily net assets, plus $35,000 for each PLUS Portfolio and $35,000 for each allocated portion of a PLUS Portfolio.

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

(collectively, the “Crossings Portfolios”)

0.15% of each Crossings Portfolio’s average daily net assets plus $35,000.

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Growth Strategy Portfolio

(collectively, the “AXA Strategic Allocation Portfolios”)

0.15% of each AXA Strategic Allocation Portfolio’s average daily net assets plus $35,000.

[EQ/Large Cap Tactical Manager Portfolio]

[EQ/Mid Cap Tactical Manager Portfolio]

[EQ/Small Cap Tactical Manager Portfolio]

[EQ/International Tactical Manager Portfolio]

(collectively, the “Tactical Manager Portfolios”)

[TBD]

EQ/American Funds Core Asset Allocation Portfolio

EQ/American Funds Global Asset Allocation Portfolio

EQ/American Funds Core Growth Asset Allocation Portfolio

EQ/American Funds Asset Allocation Portfolio

EQ/American Funds Blue Chip Income & Growth Portfolio

EQ/American Funds Global Discovery Portfolio

EQ/American Funds Global Growth & Income Portfolio

EQ/American Funds Global Growth Portfolio

EQ/American Funds Growth Portfolio

EQ/American Funds Government/AAA Securities Portfolio

EQ/American Funds Growth-Income Portfolio

EQ/American Funds International Portfolio

(“American Funds”)

[TBD]